PRICING AGREEMENT


                                                                     May 6, 1999

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated
J.P. Morgan Securities, Inc.
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.

C/O Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

         Spieker Properties, L.P., a California limited partnership (the "Operating Partnership"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 24, 1997 (the "Underwriting Agreement"), between the Operating Partnership and Spieker Properties, Inc., a Maryland corporation (the "Company"), on the one hand and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Operating Partnership agrees to issue and sell to the Underwriters, and the Underwriters agree, to purchase from the Operating Partnership, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriters in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Underwriters and the Company and the Operating Partnership.


                                     Very truly yours,

                                     SPIEKER PROPERTIES, L.P.

                                     By:  SPIEKER PROPERTIES, INC.


                                          By: /s/ Craig G. Vought
                                             -----------------------------------
                                             Name:  Craig G. Vought
                                             Title: Executive Vice President
                                                    and Chief Financial Officer

                                     SPIEKER PROPERTIES, INC.


                                          By: /s/ Craig G. Vought
                                             -----------------------------------
                                             Name:  Craig G. Vought
                                             Title: Executive Vice President
                                                    and Chief Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated
J.P. Morgan Securities, Inc.
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.


By: /s/ Goldman, Sachs & Co.
   -------------------------------
   (Goldman, Sachs & Co.)



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



                                   SCHEDULE I


                                            A                       B
                                   PRINCIPAL AMOUNT OF     PRINCIPAL AMOUNT OF
                                DESIGNATED SECURITIES TO  DESIGNATED SECURITIES
                                   BE PURCHASED WITH A    TO BE PURCHASED WITH A
                                   MATURITY OF MAY 1,       MATURITY OF MAY 1,
        UNDERWRITER                       2004                     2009
        -----------             ------------------------  ----------------------

Goldman, Sachs & Co.                  $120,000,000             $120,000,000
                                -----------------------   ----------------------
Merrill Lynch, Pierce, Fenner
   & Smith Incorporated                 20,000,000               20,000,000
                                -----------------------   ----------------------
J.P. Morgan Securities, Inc.            20,000,000               20,000,000
                                -----------------------   ----------------------
Morgan Stanley & Co.
Incorporated                            20,000,000               20,000,000
                                -----------------------   ----------------------
Salomon Smith Barney Inc.               20,000,000               20,000,000
                                -----------------------   ----------------------
Total..........................       $200,000,000             $200,000,000
                                =======================   ======================


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



                                   SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

     A.  6.8% Notes due May 1, 2004
     B.  7.25% Notes due May 1, 2009

AGGREGATE PRINCIPAL AMOUNT:

     A.  $200,000,000
     B.  $200,000,000

INITIAL OFFERING PRICE TO PUBLIC:

     A.  99.895% plus accrued interest, if any, from May 11, 1999.
     B.  99.849% plus accrued interest, if any, from May 11, 1999.

PURCHASE PRICE BY UNDERWRITERS:

     A.  99.40% plus accrued interest, if any, from May 11, 1999.
     B.  99.35% plus accrued interest, if any, from May 11, 1999.

FORM OF DESIGNATED SECURITIES:

     A.  Global Form
     B.  Global Form

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     A.  Same day funds
     B.  Same day funds

TIME OF DELIVERY:

     A.  9:30 a.m. (New York City time), May 11, 1999.
     B.  9:30 a.m. (New York City time), May 11, 1999.

INDENTURE:

     Indenture dated December 6, 1995, among the Operating Partnership, the Company and State Street Bank and Trust, as Trustee, as supplemented by the Fifteenth Supplemental Indenture with U.S. Bank Trust National Association as Trustee




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


MATURITY:

     A.  May 1, 2004
     B.  May 1, 2009

INTEREST RATE:

     A.  6.8%
     B.  7.25%

INTEREST PAYMENT DATES:

     A.  May 1 and November 1, beginning November 1, 1999.
     B.  May 1 and November 1, beginning November 1, 1999.

REDEMPTION PROVISION:

     The Notes may be redeemed at any time at the option of the Operating Partnership, in whole or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such Notes.

CLOSING LOCATION:

     Sullivan & Cromwell
     1888 Century Park East
     Los Angeles, California  90067

NAMES AND ADDRESSES OF UNDERWRITER:

     Goldman, Sachs & Co.
     85 Broad Street
     New York, New York  10004

CAPTIONS OF PROSPECTUS:

     "Description of Notes"


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